Exhibit 8.1

FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

[            ], 2012

Sara Lee Corporation

3500 Lacey Road

Downers Grover, IL 60515

Ladies and Gentlemen:

We have acted as special U.S. tax counsel to Sara Lee Corporation, a Maryland corporation (“Sara Lee”), in connection with (i) the form of the Master Separation Agreement (the “Master Separation Agreement”) filed as Exhibit 2.1 to the Registration Statement, by and among Sara Lee, DE US, Inc., a Delaware corporation and wholly-owned subsidiary of Sara Lee (“CoffeeCo”), and D.E MASTER BLENDERS 1753 N.V., a wholly-owned subsidiary of CoffeeCo with its corporate seat in Joure (Skarsterlân), The Netherlands (“DutchCo”) relating to the pro rata distribution (the “Distribution”) by Sara Lee to shareholders of its common stock of all the issued and outstanding shares of the stock of CoffeeCo (“CoffeeCo Common Stock”), (ii) the payment by CoffeeCo of a $3.00 per share dividend (the “CoffeeCo Special Dividend”) to holders of record of CoffeeCo Common Stock immediately after the Distribution and prior to the Merger (described below), and (iii) the form of the Agreement and Plan of Merger (the “Merger Agreement”) filed as part of Exhibit 2.1 to the Registration Statement, by and among Sara Lee, CoffeeCo, DutchCo and [Merger Sub], a [Delaware] corporation and wholly-owned subsidiary of DutchCo (“Merger Sub”),] relating to the merger, occurring after the Distribution and the payment of the CoffeeCo Special Dividend, of Merger Sub with and into CoffeeCo with CoffeeCo surviving as a subsidiary of DutchCo, and CoffeeCo shareholders receiving ordinary shares of DutchCo in exchange for their CoffeeCo Common Stock (the “Merger,” together with the Distribution and the CoffeeCo Special Dividend, the “Transactions”).

In rendering our opinion set forth herein, we have examined and relied upon the facts, information, statements, covenants, representations and warranties contained in originals or copies, certified or otherwise identified to our satisfaction, of the registration statement on Form F-1 of DutchCo (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), the Master Separation Agreement, the Merger Agreement, and such other documents and records as we deem necessary or appropriate as a basis for the opinion set forth herein.

Our opinion is conditioned on, among other things, the initial and continuing accuracy and completeness (which we have neither investigated nor verified)

Sara Lee Corporation

[        ], 2012

of the facts, information, statements, covenants, representations, warranties and agreements set forth in the documents referred to above. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have assumed that the Transactions will be consummated in the manner contemplated by the Registration Statement, the Master Separation Agreement, the Merger Agreement and other relevant documents. We have also assumed that the Master Separation Agreement and the Merger Agreement will each have been entered into in the form referred to in this opinion.

In rendering this opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder (the “Regulations”), published rulings and procedures of the Internal Revenue Service (the “IRS”), published judicial decisions, and such other authorities as we have considered relevant, in each case, as in effect on the date hereof. It should be noted that the Code, the Regulations, judicial decisions, administrative interpretations, and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. No assurances can be given that the IRS will not assert a position contrary to one or more of the conclusions set forth in our opinion or that a court will not agree with the IRS’s position. A change in any of the authorities upon which our opinion is based could affect one or more of our conclusions as stated herein. We undertake no responsibility to advise you of any future change in the matters stated herein or in the federal income tax laws or the application or interpretation thereof.

Based solely upon and subject to the foregoing and the qualifications set forth in the Registration Statement, under current U.S. federal income tax law:

The discussions contained in the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences of the Separation,” “Material U.S. Federal Income Tax Consequences of the Distribution, the CoffeeCo Special Dividend and the Merger,” “Material U.S. Federal Income Tax Consequences of the Distribution and the Merger if the Distribution Is Taxable,” “Material U.S. Federal Income Tax Consequences Relating to Section 7874 of the Code” and “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNING OR DISPOSING OF DUTCHCO ORDINARY SHARES” constitute our opinion as to the material U.S. federal income tax consequences to Sara Lee shareholders resulting from the Transactions.

Except as expressly set forth above, we express no other opinion regarding the tax consequences of the Transactions. This opinion has been prepared for you in connection with the Transactions and the Registration Statement. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name under the captions “Material U.S. Federal Income Tax

Sara Lee Corporation

[        ], 2012

Consequences of the Separation,” “Material U.S. Federal Income Tax Consequences of the Distribution, the CoffeeCo Special Dividend and the Merger,” “Material U.S. Federal Income Tax Consequences of the Distribution and the Merger if the Distribution Is Taxable,” “Material U.S. Federal Income Tax Consequences Relating to Section 7874 of the Code” and “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNING OR DISPOSING OF DUTCHCO ORDINARY SHARES” in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

The opinion expressed herein is as of the date hereof, and we disclaim any undertaking to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,